                                                                    EXHIBIT 3.81

                               STATE OF ILLINOIS

                                   OFFICE OF
                             THE SECRETARY OF STATE
                                     [LOGO]

WHEREAS, ARTICLES OF INCORPORATION OF
                          U-HAUL CO. OF ILLINOIS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

                  IN TESTIMONY WHEREOF, I, hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 15th day of November AD. 1990 and of the Independence of the United States the two hundred and 15th.

                                                         /s/  Jim Edgar
                                                        ------------------------
                                                         SECRETARY OF STATE

[ILLEGIBLE]

TO JIM EDGAR, Secretary of State

I/We, the incorporator(s), being one or more natural persons of the age of twenty-one years or more or a corporation for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE       The name of the corporation is: U-Haul Co. of Illinois, Inc.

ARTICLE TWO       The name and address of the initial registered agent and
                  registered office are:
                  Registered Agent  C.T. Corporation System
                                  ---------------------------------------
                                  First Name   Middle Name    Last Name
                  Registered Office  208     S. LaSalle Street
                                  ---------------------------------------
                                  Number   Street   (Do not use P.O. Box)
                                   Chicago, IL 60604
                                  ---------------------------------------
                                   City      Zip Code   County
ARTICLE THREE     The duration of the corporation is [X] perpetual OR __________
                  years.
ARTICLE FOUR      The purposes for which the corporation is organized are:

                        The rental of trucks and trailers

ARTICLE FIVE      Paragraph 1: The class, number of shares, the par value, if any, of each class which the corporation is authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars ) to be received by the corporation therefor, are:

                    Par Value    Number of shares   Number of shares     Total consideration
 Class     Series   per share      authorized         to be issued     to be received therefor
-------   -------   ----------   ----------------   ----------------   -----------------------
COMMON     None     $    10.00              5,000             10,000   $           10,000.00
-------   -------   ----------   ----------------   ----------------   ---------------------
=======   =======   ==========   ================   ================   =====================
                   [ILLEGIBLE] (Use [ILLEGIBLE] if no Par Value) Total $           10,000.00

                  Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                      None

ARTICLE SIX       The corporation will not commence business until at lease one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE SEVEN    [ILLEGIBLE]
ARTICLE EIGHT    (Complete EITHER A or B)

         [X] A. All the property of the corporation is to be located in this State and [ILLEGIBLE] business is to be transacted at or from places of business in this State, or the incorporator(s) elect to pay the initial franchise tax on the basis of the entire consideration to be received for the issuance of shares.

         [ ] B. Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year
                  wherever located will be     $____________________

                     Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the
                  following year will be:      $____________________

                     Paragraph 3: It is estimated that the gross amount of
                  business which will be transacted by the corporation during
                  the following year will be   $____________________

                     Paragraph 4: It is estimated that the gross amount of
                  business which will be transacted at or from places of business in the State of Illinois during the following year
                  will be                      $____________________

I/WE the incorporator(s) declare that I/we have examined the foregoing Articles of Incorporation and that the statements contained therein are, to the best of my/our knowledge and belief, true, correct and complete. Executed this 19th day of October, 1990.

(Signatures must be in ink. Carbon copy, xerox or rubber stamp signatures are not acceptable.)

NOTE:    If a corporation acts as incorporator the name of the corporation and the state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

       Signature and Names                        Post Office Address

1.    /s/ John A. Lorentz                        1. 2721 N. Central Avenue
     ---------------------                          ----------------------------
     Signature                                      Street
                                                    Phoenix, Arizona 85004
     John A. Lorentz                                ----------------------------
     ---------------------                          City/Town    Sate     Zip
     Name (please print)

2.                                                 2.
     ---------------------                          ----------------------------
     Signature                                      Street

     ---------------------                          ----------------------------
     Name (please print)                            City/Town  State     Zip

3.                                                3.
     ---------------------                          ----------------------------
     Signature                                       Street

     ---------------------                          ---------------------------
     Name (please print)                            City/Town  State     Zip

                               STATE OF ILLINOIS

                                   OFFICE OF
                             THE SECRETARY OF STATE
                                     [LOGO]


WHEREAS, ARTICLES OF MERGER OF
                          U-HAUL CO. OF ILLINOIS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

                  IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Spring field, this 21st day of February A.D. 1991 and of
   [SEAL] the Independence of the United States the [ILLIGIBLE] hundred and 15th.

                                                          /s/ George H. Ryan
                                                          -------------------
                                                          SECRETARY OF STATE

                       PLAN/AGREEMENT/ARTICLES OF MERGER

         This PLAN/AGREEMENT/ARTICLES OF MERGER dated this 19th day of January, 1991, entered into by U-Haul Co. of Illinois, Inc., a Illinois corporation, the surviving corporation and Tap-A-Lite, Inc., U-Haul Co. of Chicago Metroplex and U-Haul Redistribution Center, Inc. all Illinois corporations, and the absorbed Corporations, and together referred to as the Constituent Corporations hereby witnesseth that:

         The respective Boards of Directors and the Sole Shareholder by resolution have determined it to be advisable that the Absorbed Corporation be merged into the Surviving Corporation under the terms and conditions hereinafter set forth in accordance with the applicable provisions of the General Corporation Law of the State of Illinois which laws permit such mergers.

         NOW THEREFORE, the parties hereto do agree as follows:

                                        I

         The Articles of Incorporation of the Surviving Corporation shall continue to be its Articles of Incorporation, unless altered or amended below, following the effective date of the merger.

                                       II

         The executed PLAN/AGREEMENT/ARTICLES OF MERGER is on file at the Surviving Corporation's principal office. The location of that office is John A. Lorentz, 2721 N. Central Avenue, Phoenix, Arizona 85004.

                                       III

         The provisions for handling the shares of stock of the Constituent Corporations are as follows :

                           (1) All issued and outstanding shares of stock of the Absorbed Corporation shall be cancelled.

                           (2) On the effective date of the merger and when the aforementioned cancellation has been effected, the outstanding shares of stock of the Surviving Corporation shall be deemed for all corporate purposes to evidence the ownership of the Surviving Corporation.

                                       IV

         The number of shares outstanding and the number of shares entitled to vote upon such PLAN/AGREEMENT/ARTICLES OF MERGER, and the number of shares voted for and against such PLAN/AGREEMENT/ARTICLES OF MERGER as to each corporation was as follows:

                                                          NUMBER OF
                                           NUMBER OF        SHARES     NUMBER    NUMBER
           COMPANY                          SHARES         ENTITLED     VOTED     VOTED
            NAME                          OUTSTANDING      TO VOTE       FOR     AGAINST
-----------------------------             -----------    ------------   ------   -------
U-HAUL CO. OF ILLINOIS, INC.                    1,000           1,000    1,000       -0-

TAP-A-LITE,                                    15,000          15,000   15,000       -0-

U-HAUL CO. OF CHICAGO                             500             500      500       -0-
METROPLEX

U-HAUL REDISTRIBUTION CENTER,                     100             100      100       -0-
INC.

                                       V

         The Constituent Corporations shall take or cause to be taken all action or do or cause to be done, all things necessary, proper or advisable under the laws of the State of Illinois to consummate and make effective this merger, subject, however to the appropriate vote or consent to the stockholders of the Constituent Corporation in accordance with the requirements of the State of Illinois.

                                       VI

         The Surviving Corporation hereby irrevocable appoints C.T. Corporation System, as its agent to accept service of process in any suit or other proceeding and to enforce against the surviving Corporation any obligation of any Constituent Domestic Corporation or enforce the rights of a dissenting shareholder of any Constituent Domestic Corporation. A copy of any such process may be mailed to John A. Lorentz, P.O. Box 21502, Phoenix, Arizona 85036.

                                      VII

         The Surviving Corporation shall pay all expenses of accomplishing the merger, and assumes and responsibility for all tax liabilities of the Absorbed Corporation.

                                      VIII

         The effective date of the merger shall be January 1, 1991, for accounting purposes only.

                       Surviving Corporation :  U-HAUL CO. ILLINOIS,
                                                INC., a Illinois
                                                Corporation

                       By: /s/ John A. Lorentz
                           --------------------------------------------
                            John A. Lorentz, President

Verified

By: /s/ Gary V. Klinefelter
    ------------------------------
    Gary V. Klinefelter, Secretary

                       Absorbed Corporations :        TAP-A-LITE, INC.
                                                      U-HAUL CO. OF CHICAGO
                                                      METROPLEX
                                                      U-HAUL REDISTRIBUTION
                                                      CENTER, INC.
                                                      All Illinois Corps.

                      By: /s/ John A. Lorentz
                          -----------------------------------------
                             John A. Lorentz, President

Verified

By: /s/ Gary V. Klinefelter
    -------------------------------------
      Gary V. Klinefelter, Secretary

STATE OF ARIZONA

COUNTY OF MARICOPA

         On this 19th day of January, 1991, before me, the undersigned Notary Public, personally appeared John A. Lorentz, known to me to be the President of U-Haul Co. of Illinois, Inc., a Illinois Corporation, that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

                                                      /s/ Blanche I. Passolt
                                                     ---------------------------
(NOTARY SEAL)                                             NOTARY PUBLIC

STATE OF ARIZONA

COUNTY OF MARICOPA

         On this 19th day of January, 1991 before me, the undersigned Notary Public, personally appeared John A. Lorentz known to me to be the President of Tap-A-Lite, Inc., U-Haul Co. of Chicago Metroplex and U-Haul Redistribution Center, Inc., all Illinois Corporations, that he is the person who executed this instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

(NOTARY SEAL)                                         /s/ Blanche I. Passolt
                                                     ---------------------------
                                                          NOTARY PUBLIC